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                                                                     Exhibit 3

THIS PROMISSORY NOTE MAY NOT BE (I) SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF OR (II) SUBJECTED TO ANY LIEN, ATTACHMENT, PLEDGE, HYPOTHECATION OR ANY JUDICIAL PROCESS OF ANY CREDITOR OF THE HOLDER OF THIS NOTE OR ANY PARTY TO THE STOCK PURCHASE AGREEMENT (AS DEFINED BELOW) EXCEPT PURSUANT TO A VALID WAIVER OF THE APPLICABLE PROVISIONS OF SECTION 9.10 OF SUCH AGREEMENT.

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE PAYOR (AS DEFINED BELOW), THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                                 PROMISSORY NOTE

                                                                December 3, 1999

         FOR VALUE RECEIVED, CERPROBE CORPORATION, a Delaware corporation (together with its successors and assigns, the "PAYOR"), promises either (i) to pay to ALI BUSHEHRI (the "AGENT") or any successor appointed pursuant to Section 10.2(e) of the Stock Purchase Agreement (as defined below) (the "HOLDER") the principal amount of $2,800,000 on February 3, 2000 (the "MATURITY DATE"), along with interest on the outstanding principal amount at the rate of 10% per annum, or (ii) to transfer to the Holder on the Maturity Date the Real Property (capitalized terms used and not defined herein shall have the meanings assigned to them in the Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") dated as of December 3, 1999 by and among the Payor, Oz Technologies, Inc., a California corporation, Nasser Barabi, Iraj Barabi, Ali Bushehri, individually and as trustee for the Ali and Nassrin Bushehri Trust, and Ahmad Barabi, individually and as trustee for the Ahmad and Zakieh Barabi Trust), unencumbered except to the extent of any mortgage for the benefit of the Selling Stockholders and the Trusts and minor liens that do not (in any case or in the aggregate) materially detract from the value of the Real Property on the Maturity Date. This Note (this "NOTE") constitutes a portion of the Aggregate Share Purchase Price payable to the Holder on behalf of the Non-Trust Selling Stockholders and the Trusts under the Stock Purchase Agreement. The interest due on this Note on the Maturity Date shall commence on the date hereof and be calculated on the basis of a 365-day year by reference to the outstanding principal amount under this Note as determined on a daily basis. No amounts shall be payable by the Payor to the Holder under this Note until the Maturity Date. To the extent that the Payor does not make the payment or transfer required by clause (a) or (b) of the first sentence to this paragraph on the Maturity Date, the portion of the outstanding principal amount under this Note that remains unpaid or unsatisfied on the Maturity Date shall accrue interest at the rate of 10% per annum commencing on the Maturity Date until the date on which such amount (and all interest thereon pursuant to this sentence) has been paid in full to the Holder, with such interest being calculated based on a 365-day or a 366-day year, as applicable, and by reference to the unpaid outstanding principal amount under this Note as
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determined on a daily basis. This Note shall be deemed fully satisfied and cancelled and of no further effect whatsoever on the Maturity Date upon its payment in full pursuant to clause (a) of the first sentence to this paragraph or the transfer of the Real Property pursuant to clause (b) of the first sentence to this paragraph.

         1. All amounts then owing under this Note shall become due and payable immediately in the event of a sale of all of substantially all of the Payor's assets or capital stock to an unaffiliated third party or a general assignment by the Payor for the benefit of its creditors. Any date on which any of the preceding events occurs shall be deemed, for all purposes of this Note, the Maturity Date.

         2. All payments of interest and principal shall be in lawful money of the United States of America and shall be made to the Holder. All payments shall be applied first to accrued interest, and thereafter to principal.

         3. In the event of any default hereunder, Payor shall pay all reasonable attorneys' fees and court costs incurred by Holder in enforcing and collecting this Note.

         4. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

         5. The terms of this Note shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

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         6. Any term of this Note may be amended or waived with the written consent of Payor and the Holder.


                                                     CERPROBE CORPORATION



                                                     By: